UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2012

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On March 8, 2012, Depomed, Inc. issued a press release announcing its financial results for the quarter and year ended December 31, 2011.  The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01.  Other Events

On March 8, 2012, Depomed, Inc. (“Depomed”) received a Paragraph IV certification notice from Watson Laboratories, Inc. — Florida (“Watson”) advising Depomed of the filing of an Abbreviated New Drug Application (“ANDA”) with the U.S. Food and Drug Administration (the “FDA”) for a generic version of Glumetza® (metformin hydrochloride extended release tablets) 1000 mg. Glumetza is commercialized by Santarus, Inc. (“Santarus”) in the United States under the terms of a commercialization agreement between Depomed and Santarus.

Watson’s certification notice alleges that the two U.S. patents listed in the FDA Orange Book for Glumetza 1000 mg, with expiration dates in June 2020 and March 2025, will not be infringed by Watson’s proposed product, or are invalid and/or are unenforceable.

Depomed and Santarus are evaluating the Paragraph IV certification.  The parties have 45 days from the receipt of the Paragraph IV certification to commence a patent infringement lawsuit against Watson that would automatically stay, or bar, the FDA from approving Watson’s ANDA for 30 months or until a district court decision that is adverse to the asserted patents, whichever is earlier.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

99.1	Depomed, Inc. Press Release issued on March 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: March 8, 2012	By:	/s/ August J. Moretti
August J. Moretti
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Depomed, Inc. Press Release issued on March 8, 2012